               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

              THE GENERAL CHEMICAL GROUP INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                     [Logo The General Chemical Group]

                                                                   April 2, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of The General Chemical Group Inc. (the 'Annual Meeting') to be held at the Mellon Bank Building, 8 Loockerman Street, Dover, Delaware on Tuesday, May 13, 1997 at 9:30 a.m. local time.

     The Annual Meeting has been called for the purpose of (i) electing seven Directors for a one-year term; (ii) ratifying the appointment of Deloitte & Touche LLP as the Company's independent auditors; and (iii) considering and voting upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 1, 1997 as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors recommends that you vote 'FOR' the election of the seven nominees of the Board of Directors as Directors of the Company and the ratification of Deloitte & Touche LLP as the Company's independent auditors.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                         Very truly yours,



                                         /s/ Richard R. Russell
                                         Richard R. Russell
                                         President, Chief Executive Officer
                                           and Director

                        THE GENERAL CHEMICAL GROUP INC.
                                  LIBERTY LANE
                          HAMPTON, NEW HAMPSHIRE 03842

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 13, 1997

                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of THE GENERAL CHEMICAL GROUP INC. ('the Company') will be held at the Mellon Bank Building, 8 Loockerman Street, Dover, Delaware on Tuesday, May 13, 1997 at 9:30 a.m. local time for the following purposes:

          1. The election of seven Directors for a one-year term.

          2. The ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors; and

          3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on April 1, 1997 as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of the Company's Voting Stock (i.e., Common Stock and Class B Common Stock) of record at the close of business on the record date will be entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     In the event that there are not sufficient shares of Voting Stock to be voted in favor of any of the foregoing proposals at the time of the Annual
Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                          By Order of the Board of Directors

Hampton, New Hampshire
April 2, 1997

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                        THE GENERAL CHEMICAL GROUP INC.
                                  LIBERTY LANE
                          HAMPTON, NEW HAMPSHIRE 03842

                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 13, 1997
                                PROXY STATEMENT

                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of The General Chemical Group Inc., a Delaware corporation (the 'Company'), for use at the Company's Annual Meeting of Stockholders to be held at the Mellon Bank Building, 8 Loockerman Street, Dover, Delaware, May 13, 1997 at 9:30 a.m. local time, and any adjournments or postponements thereof (the 'Annual Meeting').

     At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

     1. The election of seven directors, each for a one-year term, such term to continue until the 1998 annual meeting of stockholders and until each Director's successor is duly elected and qualified, or until such Director's earlier resignation or removal;

     2. The ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors; and

     3. Such other business that may properly come before the Annual Meeting.

     The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about April 2, 1997 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors (the 'Board'), has fixed the close of business on April 1, 1997 as the record date for determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the 'Record Date'). Only holders of Common Stock and Class B Common Stock of record at the close of business on the Record Date will be entitled to receive notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 8,001,001 shares of Common Stock and 14,261,467 shares of Class B Common Stock outstanding and entitled to vote at the Annual Meeting and seventy-two holders of record of Common Stock and three holders of record of Class B Common Stock. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to cast one vote for each such share and each holder of a share of Class B Common Stock outstanding as of the close of business on the Record Date will be entitled to cast ten votes for each such share with respect to each matter submitted at the Annual Meeting.

     The presence, in person or by proxy, of shares of Common Stock and Class B Common Stock (collectively the 'Voting Stock') representing a majority of the voting power of the outstanding shares of Voting Stock issued, outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect the
Director -- nominees as Directors of the Company. With respect to Proposal 2 -- Ratification of the Appointment of Deloitte & Touche LLP as the Company's independent auditors, the affirmative vote of a majority of the voting power of the Voting Stock present, or represented, and entitled to vote is required for approval. Shares that reflect abstentions or 'broker non-votes' (i.e., shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. Generally, abstentions are treated as votes cast against a particular proposal submitted at the Annual Meeting. Broker non-votes will have no effect on the outcome of the election of the Directors.

     STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. SHARES OF VOTING STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES AND RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH ANY INSTRUCTIONS CONTAINED THEREON. IF INSTRUCTIONS ARE NOT GIVEN THEREON, PROPERLY EXECUTED PROXIES WILL BE VOTED 'FOR' THE ELECTION OF THE SEVEN DIRECTOR-NOMINEES LISTED IN THIS PROXY STATEMENT AND 'FOR' THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE ELECTION OF DIRECTORS AND THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

     Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, to the best knowledge and belief of the Company, certain information with respect to the beneficial ownership of more than five percent of the Company's Common Stock and Class B Common Stock as of December 31, 1996. For information concerning ownership by management, see 'Management Stockholders.'

                                                      SHARES OF         PERCENT OF    SHARES OF CLASS B    PERCENT OF
NAME OF BENEFICIAL OWNER(1)                        COMMON STOCK(5)      CLASS (2)      COMMON STOCK(3)      CLASS(2)
------------------------------------------------   ---------------      ----------    -----------------    ----------
Mr. Paul M. Montrone............................      9,818,421(4)(5)       44%           9,818,421(5)         69%
Stonor Group Limited............................      4,443,046(4)          20%           4,443,046            31%
J. P. Morgan & Co. Incorporated.................      1,262,000(6)           6%               --               --

------------

(1) The address of Mr. Montrone is c/o The General Chemical Group Inc., Liberty Lane, Hampton, New Hampshire 03842. The address of Stonor Group Limited ('Stonor') is 80 Broad Street, Monrovia, Liberia. The address of J. P. Morgan & Co. Incorporated is 60 Wall Street, New York, NY 10260.

(2) Applicable percentage figures are based on 8,009,601 outstanding shares of Common Stock and 14,261,467 outstanding shares of Class B Common Stock as of December 31, 1996. The percentage ownership of Common Stock has been calculated assuming the conversion of all outstanding shares of Class B Common Stock into Common Stock.

(3) Holders of Class B Common Stock may convert each such share of Class B Common Stock at any time and from time to time into one fully-paid and nonassessable share of Common Stock.

(4) Assumes conversion of shares of Class B Common Stock into Common Stock.

(5) See footnote 5 of 'Management Stockholders' table.

(6) According to a filing made by it with the SEC on Schedule 13G dated December 31, 1996, J.P. Morgan & Co. Incorporated possesses sole voting power over 747,300 of the above shares and sole dispositive power over 1,262,000 of the above shares.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     The Board of the Company consists of seven members, each serving a one-year term, with all being elected by the Company's stockholders at each annual meeting.

     At the Annual Meeting, seven Directors will be elected to serve until the 1998 annual meeting of stockholders and until such Director's successor is duly elected and qualified or until his earlier resignation or removal. The Nominating Committee has recommended, and the Board has nominated, each of Messrs. Paul M. Montrone (Chairman), Philip E. Beekman, Gerald J. Lewis, Paul M. Meister, Richard R. Russell, Scott M. Sperling and Ira Stepanian, for re-election as Directors of the Company. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Messrs. Montrone, Beekman, Lewis, Meister, Russell, Sperling and Stepanian as Directors. Each Director-nominee has agreed to stand for re-election and to serve, if elected, as a Director. However, if any person nominated by the Board fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board may recommend.

     A quorum being present, the affirmative vote of a plurality of the votes cast is necessary for the election of each nominee as a Director of the Company.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS OF THE COMPANY.

BOARD OF DIRECTORS NOMINEES (ALL FOR A TERM EXPIRING IN 1998)

     Paul M. Montrone, 55, Chairman of the Board, has been a Director of the Company since 1988 and was President of the Company from 1987 to 1994. Since prior to 1992, he has been President and Chief Executive Officer of Fisher Scientific International Inc. ('Fisher'). Mr. Montrone was Vice Chairman of Abex Inc. ('Abex'), from 1992 to June 1995. Mr. Montrone is also a Director of Fisher and WMX Technologies, Inc.

     Philip E. Beekman, 65, has been a Director of the Company since 1996. Mr. Beekman has been President of Owl Hollow Enterprises (consulting and investment) since prior to 1992, and was Chairman of the Board and Chief Executive Officer of Hook-SupeRx, Inc. (retail) from prior to 1992 to 1994. Mr. Beekman is also a Director of BT Office Products International, Inc., Fisher, Linen's 'N Things and Mafco Consolidated Group Inc.

     Gerald J. Lewis, 63, has been a Director of the Company since 1996. Judge Lewis has been of counsel to the law firm of Latham & Watkins since prior to 1992. Judge Lewis is also a Director of Fisher.

     Paul M. Meister, 44, has been a Director of the Company since 1996. He has been Senior Vice President-Chief Financial Officer of Fisher since prior to 1992. Mr. Meister was Senior Vice President of Abex from 1992 to 1995. Mr. Meister is also a Director of Power Control Technologies, Inc., Minerals Technologies, Inc. and Wheelabrator Technologies Inc.

     Richard R. Russell, 53, President, Chief Executive Officer and Director of the Company, has held such positions since 1994. Mr. Russell is also the President and Chief Executive Officer and a Director of the Company's General Chemical Corporation subsidiary ('General Chemical'), positions he has held since 1986.

     Scott M. Sperling, 39, has been a Director of the Company since 1996. Mr. Sperling has been a Managing Director of Thomas H. Lee Company since September 1994. Mr. Sperling was Managing Partner of Aeneas Group, a private capital affiliate of Harvard Management Company from prior to 1992 to September 1994. Mr. Sperling is also a Director of PriCellular Corp, Livent, The Learning Company, Beacon Properties Corporation and Object Design, Inc.

     Ira Stepanian, 60, has been a Director of the Company since 1996. Mr. Stepanian was Chairman and Chief Executive Officer of Bank of Boston Corporation and its principal subsidiary, The First National Bank of Boston from prior to 1992 until 1995. Mr. Stepanian is also a Director of Blue Eagle Golf Centers Inc., NYNEX Corporation and TAD Resources International, Inc.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     The Board held three (3) meetings during fiscal 1996. During fiscal 1996, each of the incumbent Directors attended at least 75 percent of the total number of meetings of the Board and of the Committees of which he was a member. The Company's Board has established an Audit Committee, a Compensation Committee, an Executive Committee, a Nominating Committee and an Option Committee.

     The Audit Committee consists of Messrs. Beekman, Lewis and Stepanian, with Judge Lewis serving as Chairman. It is responsible for, among other things, recommending the firm to be appointed as independent public accountants to audit the Company's financial statements and to perform services related to the audit; approving in advance the general nature of each professional service performed by the independent public accountants; reviewing the scope and the results of the audit with the independent public accountants; reviewing with management and the independent public accountants the Company's year-end operating results; considering the adequacy of the internal accounting and control procedures of the Company; reviewing the non-audit services to be performed by the independent public accountants if any; considering the effect of such performance on the independent public accountants' independence; directing and supervising, when appropriate, special investigations into matters within the scope of the independent public accountants duties; and performing such other tasks related to and in furtherance of the foregoing as it may consider necessary or appropriate or as may be assigned to it by the Board from time to time. The Audit Committee met once during fiscal 1996.

     The Compensation Committee consists of Messrs. Beekman, Meister and Sperling, with Mr. Beekman serving as Chairman. The Committee is responsible for, among other things, reviewing and recommending compensation arrangements for directors and officers; approving such arrangements for other senior level employees; administering certain benefit and compensation plans of the Company and its subsidiaries; monitoring the activities of an internal committee of members of management established to carry out policies and guidelines with respect to such plans; and performing such other tasks related to and in furtherance of the foregoing as it may consider necessary or appropriate or as may be assigned to it by the Board from time to time. The Compensation Committee met once during fiscal 1996.

     The Executive Committee consists of Messrs. Montrone, Russell and Stepanian, with Mr. Montrone serving as Chairman. The Executive Committee possesses and may exercise during the interval between meetings of the Board all the powers of the Board. The Committee is responsible for overseeing the management and direction of all business and affairs of the Company, in such manner as the Executive Committee deems in the best interests of the Company. Meetings may be called by the Chief Executive Officer or the Chairman of the Committee. The Executive Committee did not meet during fiscal 1996.

     The Nominating Committee consists of all members of the Board, with Mr. Montrone serving as Chairman. It is responsible for nominating persons for election to the Board. The Nominating Committee will consider nominees properly recommended by stockholders. The Nominating Committee did not meet during fiscal 1996.

     The Option Committee consists of Messrs. Beekman, Lewis and Sperling with Mr. Beekman serving as Chairman. The Committee is responsible for authorizing and awarding incentive and non-qualified stock options, stock appreciation rights, restricted shares, and restricted units and other forms of incentive compensation and administering the plans and programs relating thereto. The Option Committee met once during fiscal 1996.

COMPENSATION OF DIRECTORS

     The Non-Employee Directors of the Company are entitled to receive cash and other compensation pursuant to the plans described below.

     Cash Compensation. Non-Employee Directors of the Company receive compensation of $40,000 per year, with no additional fees for attendance at the Company's Board or committee meetings. Employee Directors are not paid any fees or additional compensation for service as members of the Company's Board or any of its committees. All Directors are reimbursed for expenses incurred for attending the Company's Board and committee meetings.

     Deferred Compensation Plan for Non-Employee Directors. The Company has adopted the Deferred Compensation Plan for Non-Employee Directors, pursuant to which a Non-Employee Director may elect, generally prior to the commencement of any calendar year, to have all or any portion of such Director's compensation for such calendar year and for succeeding calendar years credited to a deferred compensation account. Amounts credited to the Director's account will accrue interest based upon the average quoted rate for ten-year U.S. Treasury Notes. Deferred amounts will be paid in a lump sum or in installments at the Director's discretion commencing on the first business day of the calendar year following the year in which the Director ceases to serve on the Company's Board or of a later calendar year specified by such Director.

     Retirement Plan for Non-Employee Directors. The Company has adopted a Retirement Plan for Non-Employee Directors, pursuant to which any Director who retires from the Company's Board with at least five years of service as a Non-Employee Director will be eligible for an annual retirement benefit for the remainder of such Director's lifetime. The annual retirement benefit is equal to 50 percent of the Director fee in effect at the date of such Director's retirement for a Director who retires with five years of eligible service and is increased by 10 percent of the Director fee in effect at the date of such Director's retirement for each additional year of service, up to 100 percent of such fee for 10 or more years of service as a Non-Employee Director or for Directors who retire after age 70. Payment of the retirement benefits to any Director will commence upon the later of the Director's retirement from the Company's Board or the attainment of age 60. Retirement benefits may be suspended or terminated if the retired Director refuses to render consultative services and advice to the Company or engages in any activity which competes with the Company's business.

     Restricted Unit Plan for Non-Employee Directors. The Company has adopted a Restricted Unit Plan for Non-Employee Directors. On June 12, 1996, each
Non-Employee Director of the Company received a one-time grant of 5,000 restricted units under the Restricted Unit Plan for Non-Employee Directors evidencing a right to receive shares of Common Stock, subject to certain restrictions. The Company will maintain a memorandum account for each Director who received the grant of restricted units and credit to such account the amount of any cash dividends and shares of stock of any subsidiary distributed on the shares of Common Stock ('Dividend Equivalents') underlying such Director's restricted units from the date of grant until the payment date described below. No shares of Common Stock will be issued at the time restricted units are granted, and the Company will not be required to set aside a fund for any such grant or for amounts credited to the memorandum account. Pursuant to the terms of the Plan neither the restricted units nor the memorandum account may be sold, assigned, pledged or otherwise disposed of. Twenty-five percent of the restricted units and the related Dividend Equivalents will vest for each year of service as a Non-Employee Director of the Company. Vested restricted units and the related Dividend Equivalents will not be payable until the Director ceases to be a member of the Company's Board. At that time, the Director will receive one share of Common Stock for each vested restricted unit, provided that a Director may elect, prior to the date on which restricted units vest, to have payment deferred to a later date. Any restricted units and related Dividend Equivalents that have not vested at the time the Director ceases to be a Non-Employee Director of the Company will be cancelled unless service has terminated because of death or disability, in which event all such restricted units and related Dividend Equivalents will vest immediately. When payment of restricted units is made, the Directors will also receive cash and securities equal to the related Dividend Equivalents, together with interest on the cash based upon the average quoted rate for ten-year U.S. Treasury Notes. In the event of a stock dividend, stock split, recapitalization, merger, liquidation or similar event, the Board, in its sole discretion, may make equitable adjustments in outstanding awards and the number of shares of Common Stock reserved for issuance under the plan.

                            MANAGEMENT STOCKHOLDERS

     The following table sets forth, to the best knowledge and belief of the Company, certain information with respect to the beneficial ownership of the Company's Common Stock and Class B Common Stock as of December 31, 1996 by (i) each Director and Named Executive Officer of the Company, and (ii) all Directors and executive officers of the Company as a group.

                                                        SHARES OF       PERCENT OF    SHARES OF CLASS B     PERCENT OF
           NAME OF BENEFICIAL OWNER(1)               COMMON STOCK(2)     CLASS(3)      COMMON STOCK(4)       CLASS(3)
--------------------------------------------------   ---------------    ----------    ------------------    ----------
Paul M. Montrone..................................      9,818,421(5)        41%          9,818,421(5)         69%
Richard R. Russell................................         32,194(6)         *              --                --
Ralph M. Passino..................................         14,597(7)         *              --                --
James A. Wilkinson................................         10,853            *              --                --
Philip E. Beekman.................................         10,000(8)         *              --                --
James N. Tanis....................................          7,597(9)         *              --                --
Gerald J. Lewis...................................          5,000(8)         *              --                --
Scott M. Sperling.................................          5,000(8)         *              --                --
Ira Stepanian.....................................          5,000(8)         *              --                --
Bodo B. Klink.....................................          4,231(10)        *              --                --
Paul M. Meister...................................          1,500(11)        *              --                --
All Directors and executive officers as a group
  (13 persons)....................................      9,933,599(12)       45%          9,818,421            69%

------------

* Less than 1%

 (1) The address for all Directors and executive officers is c/o The General Chemical Group Inc., Liberty Lane, Hampton, New Hampshire 03842.

 (2) Assumes conversion of shares of Class B Common Stock into shares of Common Stock.

 (3) Applicable percentage figures are based on 8,009,601 issued and outstanding shares of Common stock and 14,261,467 outstanding shares of Class B Common Stock as of December 31, 1996. The percentage ownership of Common Stock has been calculated assuming the conversion of all outstanding shares of Class B Common Stock into Common Stock.

 (4) Holders of Class B Common Stock may convert each such share of Class B Common Stock at any time and from time to time into one fully-paid and non-assessable share of Common Stock.

 (5) Includes 3,990,635 shares of Class B Common Stock held by a grantor retained annuity trust of which Mr. Montrone and his wife, Ms. Sandra G. Montrone, are co-trustees (the 'GRAT'). By virtue of her position as co-trustee, Ms. Montrone may be deemed the beneficial owner of all shares held by the GRAT. In April 1996, the Company entered into a Stockholder Agreement with the GRAT and Mr. Montrone pursuant to which the GRAT granted to the Company a right of first refusal with respect to any transfer of shares of Common Stock by the GRAT through March 1, 2001. In exchange, the Company agreed to register for sale under the Securities Act of 1933, as amended, at any time beginning on March 1, 1997 and ending on March 1, 2001 shares of Common Stock which the GRAT may from time to time distribute to Mr. Montrone or his assignees, although Mr. Montrone would not be obligated to sell any such shares of Common Stock. The Company subsequently entered into a similar agreement with Stonor. Does not include 50,000 shares of Common Stock held by a charitable foundation, of which Mr. Montrone is a Director and Ms. Montrone is a Director and officer. By virtue of their positions with the charitable foundation, Mr. and Ms. Montrone may be deemed to be beneficial owners of the shares of Common Stock held by the charitable foundation. Mr. and Ms. Montrone disclaim any beneficial ownership of the 50,000 shares of Common Stock held by the charitable foundation. Does not include 4,443,046 shares of Class B Common Stock held by Stonor for which Mr. Montrone has been given a voting proxy pursuant to a Voting Agreement, dated as of December 16, 1996 (the 'Voting Agreement'), between Stonor and Mr. Montrone. Pursuant to its terms, the proxy created by the Voting Agreement terminates on the earlier of (i) with respect to each Stonor Share (as defined in the

                                              (footnotes continued on next page)

(footnotes continued from previous page)
     Voting Agreement), the transfer of legal and beneficial ownership of such Stonor Share to any transferee other than a Permitted Transferee (as defined in the Company's charter) of Stonor, (ii) March 31, 2005, (iii) the date on which neither Mr. Montrone nor any Permitted Transferee of Mr. Montrone owns shares of the Company's capital stock, (iv) the death or incapacity of Mr. Montrone and (v) the execution of a written instrument by Stonor and Mr. Montrone agreeing to the termination of the proxy.

 (6) Includes   11,195  restricted  units  granted  pursuant  to  the  Company's
     Restricted Unit Plan which vested on November 15, 1996.

 (7) Consists of 5,597 restricted units granted pursuant to the Company's Restricted Unit Plan which vested on November 15, 1996 and 9,000 shares of Common Stock held by Mr. Passino's wife and children. Mr. Passino disclaims any beneficial ownership of the 9,000 shares of Common Stock held by his wife and children.

 (8) Consists of or includes, as applicable, 5,000 restricted units granted pursuant to the Company's Restricted Unit Plan for Non-Employee Directors. Pursuant to this plan, twenty-five percent of the restricted units and related Dividend Equivalents (as defined in the plan) vest for each year of service as a Non-Employee Director. Except as otherwise provided in the plan, vested restricted units are payable when the grantee ceases to be a Director.

 (9) Includes  5,597  restricted  units   granted  pursuant  to  the   Company's
     Restricted Unit Plan which vested on November 15, 1996.

(10) Includes   3,731  restricted  units  granted   pursuant  to  the  Company's
     Restricted Unit Plan which vested on November 15, 1996.

(11) Consists of 1,500 restricted units granted pursuant to the Company's Restricted Unit Plan which vested on November 15, 1996.

(12) Includes 9,818,421 shares of Class B Common Stock which may be converted by holders thereof at any time and from time to time into fully-paid and nonassessable shares of Common Stock, 31,972 restricted units granted pursuant to the Company's Restricted Unit Plan which vested on November 15, 1996 and 20,000 restricted units granted pursuant to the Company's Restricted Unit Plan for Non-Employee Directors which vest according to the schedule described in footnote 8 above.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') requires the Company's Directors, executive officers and owners of more than ten percent of a registered class of the Company's equity securities to file initial reports of beneficial ownership and reports of changes in beneficial ownership of such equity securities with the Securities and Exchange Commission (the 'SEC') and the New York Stock Exchange. Pursuant to regulations promulgated by the SEC, reporting persons must furnish the Company with copies of all Section 16(a) forms they file.

     Based on a review of the Section 16(a) forms submitted to the Company with respect to Fiscal Year 1996, it has come to the Company's attention that each of Mr. Edward J. Waite, III and Mr. James A. Wilkinson, both officers of General Chemical, failed to file a timely Form 4 Statement of Changes in Beneficial Ownership with respect to each of their respective conversions of 4,353 restricted units (granted pursuant to the Company's Restricted Unit Plan) into shares of Common Stock in November 1996 in accordance with the terms of the plan. Forms 4 for each such transaction were filed during February 1997.

              COMPENSATION OF EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The following table summarizes the compensation paid to the Company's Chief Executive Officer and to its four other most highly compensated executive officers or key employees (the 'Named Executives') with respect to Fiscal Years 1994, 1995 and 1996.

                           SUMMARY COMPENSATION TABLE

                                                 ANNUAL COMPENSATION
                                  -------------------------------------------------
                                                                    OTHER ANNUAL
  NAME AND PRINCIPAL POSITION     YEAR    SALARY $    BONUS $     COMPENSATION $(1)
-------------------------------   ----    --------    --------    -----------------
Richard R. Russell ............   1996     400,000     425,000            --
  President, Chief Executive      1995     350,000     400,000          300,000
  Officer and Director            1994     350,000     300,000          225,000

Ralph M. Passino ..............   1996     250,000     265,000            --
  Vice President and              1995     235,000     210,000          150,000
  Chief Financial Officer         1994     220,000     155,000          115,000

James N. Tanis ................   1996     250,000     225,000            --
  Vice President and General      1995     235,000     185,000          150,000
  Manager -- Derivative           1994     220,000     160,000          115,000
  Products and Services of
  General Chemical

Bodo B. Klink .................   1996     195,000     150,000            --
  Vice President,                 1995     185,000     120,000           85,000
  Business Development            1994     175,000      85,000           65,000
  and Services of
  General Chemical

James A. Wilkinson ............   1996     220,000     100,000            --
  Vice President,                 1995     210,000     115,000          118,000
  Manufacturing of General        1994     200,000      95,000           90,000
  Chemical

                                       LONG TERM COMPENSATION
                                   -------------------------------
                                          AWARDS
                                   --------------------    PAYOUTS
                                   RESTRICTED SECURITIES   -------           ALL
                                    STOCK    UNDERLYING     LTIP            OTHER
  NAME AND PRINCIPAL POSITION      AWARDS    OPTIONS #     PAYOUTS    COMPENSATION $(2)
-------------------------------    -------   ----------    -------    -----------------
Richard R. Russell ............     --        400,000       --              49,000
  President, Chief Executive        --          --          --              39,000
  Officer and Director              --          --          --              39,000

Ralph M. Passino ..............     --         65,000       --              30,000
  Vice President and                --          --          --              23,000
  Chief Financial Officer           --          --          --              23,000

James N. Tanis ................     --         65,000       --              28,000
  Vice President and General        --          --          --              23,000
  Manager -- Derivative             --          --          --              23,000
  Products and Services of
  General Chemical

Bodo B. Klink .................     --         20,000       --              20,000
  Vice President,                   --          --          --              15,000
  Business Development              --          --          --               9,000
  and Services of
  General Chemical

James A. Wilkinson ............     --         20,000       --              19,000
  Vice President,                   --          --          --              18,000
  Manufacturing of General          --          --          --              18,000
  Chemical

------------

(1) Amounts shown include dividend awards made pursuant to equity programs in place prior to the Company's initial public offerings of Common Stock in May 1996 (the 'IPO') (the 'Prior Equity Programs') which vest and are payable over three years. There were no further awards under these programs following the IPO.

(2) Amounts listed in this column reflect the Company's contributions to the Company's Savings and Profit Sharing Plan and Supplemental Savings Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth stock options granted by the Company to the Named Executives during fiscal year 1996.

                                                                 INDIVIDUAL GRANTS
                           ----------------------------------------------------------------------------------------------
                                NUMBER OF
                                 SHARES             % OF TOTAL
                               UNDERLYING         OPTIONS GRANTED    EXERCISE PRICE    EXPIRATION         GRANT DATE
                           OPTIONS GRANTED (1)     TO EMPLOYEES          ($/SH)           DATE       PRESENT VALUE ($)(2)
                           -------------------    ---------------    --------------    ----------    --------------------
Richard R. Russell......         400,000                 49               17.50         5/16/2006          2,736,000
Ralph M. Passino........          65,000                  8               17.50         5/16/2006            444,600
James N. Tanis..........          65,000                  8               17.50         5/16/2006            444,600
Bodo B. Klink...........          20,000                  2               17.50         5/16/2006            136,800
James A. Wilkinson......          20,000                  2               17.50         5/16/2006            136,800

------------

(1) The options reported in this column and in the Summary Compensation Table consist of options granted by the Company during 1996. The options expire May 16, 2006.

(2) The values listed in this column are based on the Black-Scholes pricing model. The estimated values are based on a number of variables and include the following assumptions: interest rate of 6.42 percent, stock price volatility of 27 percent and annualized dividend yield of 1.0 percent. The estimated values are not intended as a forecast of the future appreciation in the price of the Company's stock. If the Company's stock does not increase in value above the exercise price of the

                                              (footnotes continued on next page)

(footnotes continued from previous page) stock options, then the grants described in the table will have no value. There is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model or any other model applied to the stock options.

            AGGREGATED RESTRICTED UNIT EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table includes information for each Named Executive with regard to exercises of Restricted Units during 1996 and the aggregate number of stock options held on December 31, 1996. No stock options were exercised by Named Executives in 1996.

                                                                          NUMBER OF                  VALUE OF UNEXERCISED
                                                                    SECURITIES UNDERLYING               IN- THE- MONEY
                                                                    UNEXERCISED OPTIONS AT                OPTIONS AT
                                                                    DECEMBER 31, 1996 (#)          DECEMBER 31, 1996 ($)(3)
                               UNITS               UNITS         ----------------------------    ----------------------------
                          EXERCISED (#)(1)    REALIZED (#)(2)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                          ----------------    ---------------    -----------    -------------    -----------    -------------
Richard R. Russell.....        450,000            111,944             --           400,000            --           2,452,000
Ralph M. Passino.......        225,000             55,972             --            65,000            --             398,500
James N. Tanis.........        225,000             55,972             --            65,000            --             398,500
Bodo B. Klink..........        150,000             37,315             --            20,000            --             122,600
James A. Wilkinson.....        175,000             43,534             --            20,000            --             122,600

------------

(1) Represents rights awarded under the Prior Equity Programs that were terminated in 1996 and replaced with units under the Restricted Unit Plan.

(2) Represents units issued under the Restricted Unit Plan in replacement and satisfaction of the rights previously awarded under the Prior Equity Programs. The dollar value of these units (based on the market price on the date of such replacement) was $1,959,000, $979,500, $979,500, $653,000 and
    $761,800 for each of Messrs. Russell, Passino, Tanis, Klink and Wilkinson.

(3) Market value of underlying securities at December 31, 1996 of $23.63 minus the exercise price.

RESTRICTED UNIT PLAN

     The Company has adopted a Restricted Unit Plan authorizing the issuance of 850,000 units (subject to adjustment for stock splits, stock dividends or other similar events) to participants thereunder. Each unit represents one share of Common Stock, which will be issued to the participant upon vesting unless the participant elects to defer receipt thereof. The Restricted Unit Plan was established generally to facilitate the issuance of units to approximately 70 key employees in satisfaction and replacement of the rights earned beginning in 1989 under the Prior Equity Programs. No employees have currently or will have any rights with respect to the Prior Equity Programs (other than the right to receive distributions from amounts previously credited to the dividend award pools).

     All units issued pursuant to the Restricted Unit Plan are issued at no cost to the recipient. All awards are subject to a five-year vesting schedule such that 10 percent of the award vests six months after the date of grant, an additional 10 percent vests on each of the first and second anniversaries thereof, 20 percent vests on the third anniversary thereof, and 25 percent vests on each of the fourth and fifth anniversaries thereof. Units under the Restricted Unit Plan may not be sold, transferred or otherwise encumbered or disposed of prior to vesting. The Restricted Unit Plan is administered by the Option Committee. The Committee may at any time waive such restrictions or accelerate the date or dates on which such restrictions lapse. If a participant terminates employment for any reason prior to the vesting of such units, such unvested portion shall automatically be forfeited back to the Company and will become available for reissuance under the Restricted Unit Plan. Prior to the issuance of shares under the Restricted Unit Plan, unit holders will not have any rights of a stockholder with respect to shares issuable under the Restricted Unit Plan (except that dividends otherwise payable with respect to shares issuable in respect of outstanding units will accrue to the benefit of the participant and will be paid to the participant at the time of receipt of such shares). The Restricted Unit Plan provides that in the event of a 'Change of Control' of the Company, all units will automatically vest.

1996 STOCK OPTION AND INCENTIVE PLAN

     The Company has adopted the 1996 Stock Option and Incentive Plan (the '1996 Stock Plan') to provide for the grant of awards covering a maximum of 2,200,000 shares of Common Stock. The 1996 Stock Plan authorizes (i) the grant of stock options, (ii) the grant of shares of Common Stock with or without conditions and restrictions; (iii) the grant of performance share awards entitling the recipient to receive shares of Common Stock upon the achievement of performance goals; and (iv) stock appreciation rights ('rights') accompanying options or granted separately. An award under the 1996 Stock Plan, other than an award of restricted shares of Common Stock may provide for the crediting to the account of, or the current payment to, the holder thereof of dividend equivalents.

     The Company has granted under the 1996 Stock Plan options to purchase 400,000, 65,000, 65,000, 20,000, 20,000 and 620,000 shares of common stock to
Messrs. Russell, Passino, Tanis, Klink and Wilkinson and all executive officers as a group, respectively. In addition, the Company granted to Mr. Meister options to purchase 400,000 shares of Common Stock. All such options have an exercise price equal to the price offered to the public at the time of the Company's IPO. The options granted to Messrs. Russell and Meister and 25,000 of the shares granted to each of Messrs. Passino and Tanis (the 'Triggered Options') vest over a series of three-year periods commencing on the date of the achievement of the following thresholds: for the first one-third of the option shares, vesting will begin when and if the market price of the Common Stock reaches $37 per share; for the second one-third, vesting will begin when and if such market price reaches $46 per share; and for the final one-third, vesting will begin when and if such market price reaches $56 per share. In any event, all Triggered Options vest in full on the tenth anniversary of the grant date. All other options for executive officers vest at a rate of 30 percent, 30 percent and 40 percent on the first, second and third anniversaries, respectively, of the grant date.

     The following is a summary of certain features of the 1996 Stock Plan:

     Plan Administration; Eligibility. The 1996 Stock Plan is administered by the Option Committee. All members of the Option Committee must be 'disinterested persons' as that term is defined under the rules promulgated by the SEC.

     The Option Committee has full power to select, from among the employees eligible for awards, the individuals to whom awards are granted, to make any combination of awards to participants, and to determine the specific terms of each award, subject to the provisions of the 1996 Stock Plan. Persons eligible to participate in the 1996 Stock Plan are those officers, directors or employees of the Company and its subsidiaries and other key persons who are responsible for or contribute to the management, growth or profitability of the Company and its subsidiaries, as selected from time to time by the Option Committee.

     Stock Options. The 1996 Stock Plan permits the granting of (i) options to purchase Common Stock intended to qualify as incentive stock options ('Incentive Options') under Section 422 of the Internal Revenue Code of 1986, as amended, (the 'Code') and (ii) options that do not so qualify ('Non-Qualified Options'). The option exercise price of each option is determined by the Option Committee but may not be less than 100 percent of the fair market value of the shares on the date of grant in the case of Incentive Options and 50 percent in the case of Non-Qualified Options. Employees participating in the 1996 Stock Plan may elect, with the consent of the Option Committee, to receive discounted Non-Qualified Options in lieu of cash bonuses.

     The term of each option is fixed by the Option Committee and may not exceed ten years from date of grant in the case of an Incentive Option. The Option Committee determines at what time or times each option may be exercised and, subject to the provisions of the 1996 Stock Plan, the period of time, if any, after death, disability or termination of employment, during which options may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Option Committee.

     Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Option Committee or, if the Option Committee so permits, by delivery to the Company of shares of Common Stock already owned by the optionee. The exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. At the discretion of the Option Committee, stock options granted under the 1996 Stock Plan may include a 're-load' feature pursuant to which an optionee exercising an option by the delivery of shares of Common Stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the Common Stock on the date the additional stock option is granted) to purchase that number of shares of Common Stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to maintain their equity interest in the Company without dilution.

     To qualify as Incentive Options, options must meet additional federal tax requirements, including limits on the value of shares subject to Incentive Options which first become exercisable in any one year, and a shorter term and higher minimum exercise price in the case of certain large stockholders.

     Restricted Stock. The Option Committee may also award restricted shares of Common Stock subject to such conditions and restrictions as the Option Committee may determine ('restricted stock'). The conditions and restrictions applicable to a restricted stock award may include the achievement of certain performance goals and/or continued employment with the Company through a specified restricted period. At the time an award of restricted stock is made, a certificate for the number of shares of restricted stock will be issued in the name of the employee with the payment of such purchase price as the Option Committee may determine, but the certificate will be held in custody by the Company for the employee's account. The shares of Common Stock evidenced by such certificate may not be sold, transferred, otherwise disposed of or pledged prior to satisfaction or lapsing of such conditions or restrictions, as the case may be. The Option Committee, in its sole discretion, determines whether cash and stock dividends with respect to restricted stock will be paid currently to the employee or withheld for the employee's account and whether and on what terms dividends withheld may bear interest. Subject to the foregoing restrictions, the employee will have, commencing on the date of grant, all rights and privileges of a stockholder as to such shares of Common Stock.

     Awards may provide for the incremental lapse or termination of restrictions. The Option Committee may also, in its discretion, shorten or terminate such restrictions or waive any conditions for the lapse or termination of restrictions with respect to all or any of the restricted stock.

     Unless the Option Committee determines otherwise, an employee will forfeit all rights in unvested restricted stock upon termination of employment for any reason, prior to the expiration or termination of such restrictions and the satisfaction of any other conditions prescribed by the Option Committee.

     Unrestricted Stock. The Option Committee may also grant shares (at no cost or for a purchase price determined by the Option Committee) which are free from any restrictions under the 1996 Stock Plan ('Unrestricted Stock'). Unrestricted Stock may be issued to employees in recognition of past services or other valid consideration, and may be issued in lieu of cash bonuses to be paid to such employees.

     Subject to the consent of the Option Committee, an employee or key person of the Company may make an irrevocable election to receive a portion of his compensation in Unrestricted Stock (valued at fair market value on the date the cash compensation would otherwise be paid).

     Subject to the consent of the Option Committee, a Non-Employee Director may, pursuant to an irrevocable written election at least six months before such Directors' fees would otherwise be paid, receive all or a portion of such fees in Unrestricted Stock, valued at fair market value on the date such Directors' fees would otherwise be paid. In certain instances, a Non-Employee Director may also elect to defer a portion of his directors' fees payable in the form of Unrestricted Stock, in accordance with such rules and procedures as may from time to time be established by the Company. During the period of deferral, the deferred Unrestricted Stock would receive dividend equivalent rights.

     Performance Share Awards. The Option Committee may also grant performance share awards to employees entitling the recipient to receive shares of Common Stock upon the achievement of individual or Company performance goals and such other conditions as the Option Committee shall determine ('Performance Share Award'). Except as otherwise determined by the Option Committee, rights under a Performance Share Award not yet earned will terminate upon a participant's termination of employment.

     Stock Appreciation Rights. The Option Committee may also award stock appreciation rights separately ('freestanding rights') or in connection with any option granted under the 1996 Stock Plan, either at the time of grant or subsequently ('tandem rights'). Upon exercise (subject in the case of a tandem right to the surrender of the related option or a portion thereof), the holder will be entitled to receive cash, shares of Common Stock or a combination thereof, in an amount equal to the excess of the fair market value on the date of exercise of one share of Common Stock over the exercise price per share specified in the related option (or, in the case of a freestanding right, the price per share specified in such right) times the number of shares with respect to which the stock appreciation right is exercised. When tandem rights are exercised, the option to which they relate will cease to be exercisable to the extent of the number of shares with respect to which the tandem rights and limited rights are exercised, but will be deemed to have been exercised for purposes of determining the number of shares available for the grant of further awards under the 1996 Stock Plan.

     Non-transferability of Options and Rights; Termination of Employment. Options and stock appreciation rights will not be transferable otherwise than by will or the laws of descent and distribution and may be exercised during the holder's lifetime only by the holder or by the holder's guardian or legal representative (unless such exercise would disqualify an option as an Incentive Option). Upon the termination of employment of an employee for cause as defined in the 1996 Stock Plan, all options held by the employee under the 1996 Stock Plan, to the extent not theretofore exercised, will terminate. Unless the Option Committee shall otherwise provide at or after the time of grant, if employment is otherwise terminated, except by reason of death or total disability, an option (to the extent otherwise exercisable) may be exercised at any time within three months after such termination. In the case of the death or total disability of an employee while employed, any vested options may be exercised within a period of one year after the employee's death or total disability. In either case, the option and right is subject to earlier expiration by its terms.

     Adjustments for Stock Dividends, Mergers, Etc. The Option Committee makes appropriate adjustments in outstanding awards to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation, sale of the Company or similar event, the Option Committee, in its discretion, may provide for substitution or adjustments of outstanding options, or may terminate all unexercised options with or without payment of cash consideration.

     Amendments and Termination. The Board may at any time amend or discontinue the 1996 Stock Plan and the Option Committee may at any time amend or cancel outstanding awards for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may be taken which adversely affects any rights under outstanding awards without the holder's consent. Further, plan amendments may be subject to stockholder approval to the extent required by the Exchange Act to ensure that awards are exempt under Rule 16b-3, or required by the Code to preserve the qualified status of Incentive Options.

     Change of Control Provisions. Under the 1996 Stock Plan, upon the occurrence of a Change of a Control Event, outstanding options and stock appreciation rights become immediately exercisable in full, and outstanding restricted share and performance share awards vest in full. A Change of Control Event is defined in the 1996 Stock Plan and includes (i) any person or group, with certain exceptions, acquiring the beneficial ownership of securities representing more than 35 percent of the voting power of the Company's then outstanding voting securities having the right to elect directors, (ii) a change in the composition of a majority of the Board of Directors of the Company unless the selection or nomination of each of the new members was approved by a majority of incumbent members of the Board of the Company or (iii) approval by the Company's stockholders of a consolidation, a merger in which the Company does not survive, or the sale of all or substantially all of the Company's assets. Such provisions of the 1996 Stock Plan may have an antitakeover effect.

Federal Income Tax Consequences

     Set forth below is a description of the federal income tax consequences, under the Code, of the grant and exercise of the various types of benefits that may be awarded under the 1996 Stock Plan.

     Incentive Stock Options. Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as long-term capital gain, and the Company will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a 'disqualifying disposition'), the employee generally will realize ordinary income in the year of disposition, and, provided the Company complies with applicable withholding requirements, the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of (x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option price. Any subsequent gain or loss realized on the disposition of the shares acquired upon exercise of the option will be long-term or short-term capital gain or capital loss depending upon the holding period of such shares. The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Option may subject the employee to the alternative minimum tax.

     An employee who surrenders shares of Common Stock in payment of the exercise price of an Incentive Option generally will not, under proposed Treasury Regulations, recognize gain or loss on his surrender of such shares. The surrender of shares of Common Stock previously acquired upon exercise of an Incentive Option in payment of the exercise price of another Incentive Option is, however, a 'disposition' of such shares of Common Stock. If the Incentive Option holding period requirements described above have not been satisfied with respect to such shares of Common Stock, such disposition will be a disqualifying disposition that may cause the employee to recognize ordinary income as discussed above.

     Under proposed Treasury Regulations, all of the shares of Common Stock received by an employee upon exercise of an Incentive Option by surrendering shares of Common Stock will be subject to the Incentive Option holding period requirements. Of those shares, a number of shares (the 'Exchange Shares') equal to the number of shares of Common Stock surrendered by the employee will have the same tax basis for capital gains purposes (increased by any ordinary income recognized as a result of any disqualifying disposition of the surrendered shares if they were Incentive Option shares) and the same capital gains holding period as the shares surrendered. For purposes of determining ordinary income upon a subsequent disqualifying disposition of the Exchange Shares, the amount paid for such shares will be deemed to be the fair market value of the shares surrendered. The balance of the shares received by the employee will have a tax basis (and a deemed purchase price) of zero and a capital gains holding period beginning on the date of exercise. The Incentive Option holding period for all shares will be the same as if the option had been exercised for cash.

     An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month period does not apply.

     Non-Qualified Options. There are no federal income tax consequences to either the optionee or the Company on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the employee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option price of the shares.

The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Company will be entitled to a federal income tax deduction in an amount equal to such excess, provided the Company complies with applicable withholding rules. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, optionees will realize long-term or short-term capital gain or loss depending upon their holding period for such shares.

     An optionee who surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option will not recognize gain or loss on his surrender of such shares. Such an optionee will recognize ordinary income on the exercise of the Non-Qualified Option as described above. Of the shares received in such an exchange, the number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise.

     As a result of new Section 162(m) of the Code, after the end of the transition period in the regulations for companies that become publicly held, the Company's deduction for Non-Qualified Options and other awards under the 1996 Stock Plan may be limited to the extent that a 'covered employee' (i.e., the chief executive officer or one of the four highest compensated officers who is employed on the last day of the Company's taxable year and whose compensation is reported in the summary compensation table in the Company's proxy statement) receives compensation in excess of $1,000,000 in such taxable year of the Company.

     Parachute Payments. The termination of restrictions on restricted stock or the exercise of any portion of any option or stock appreciation right that is accelerated due to the occurrence of a Change of Control Event may cause a portion of the payments with respect to such restricted stock or accelerated options or stock appreciation rights to be treated as 'parachute payments' as defined in the Code. Any such parachute payments may be nondeductible to the Company, in whole or in part, and may subject the recipient to a nondeductible 20 percent federal excise tax on all or a portion of such payments (in addition to other taxes ordinarily payable).

     The following table sets forth certain information regarding benefits granted during fiscal 1996 pursuant to the 1996 Stock Plan, the Restricted Unit Plan and the Restricted Unit Plan for Non-Employee Directors. See 'Proposal 1 -- Election of Directors -- Compensation of Directors.'

                                              1996 STOCK PLAN
                                      --------------------------------                RESTRICTED UNIT PLAN
                                                     NUMBER OF SHARES         ---------------------------------
                                        DOLLAR       OF COMMON STOCK            DOLLAR
                                       VALUE(1)     UNDERLYING OPTIONS           VALUE      NUMBER OF UNITS(2)
                                      ----------    ------------------        -----------   -------------------
Richard R. Russell ................    2,736,000          400,000               1,959,000         111,944
  President, Chief Executive
  Officer and Director
Ralph M. Passino ..................      444,600           65,000                 979,500          55,972
  Vice President and
  Chief Financial Officer
James N. Tanis ....................      444,600           65,000                 979,500          55,972
  Vice President and General
  Manager -- Derivative Products
  and Services of General Chemical
Bodo B. Klink .....................      136,800           20,000                 653,000          37,315
  Vice President, Business
  Development and Services of
  General Chemical
James A. Wilkinson ................      136,800           20,000                 761,800          43,534
  Vice President, Manufacturing of
  General Chemical
Executive Group ...................    4,240,800          620,000               6,856,600         391,805
Non-Executive Director Group ......    2,736,000          400,000                 262,500          15,000
Non-Executive Officer Employee
  Group(3) ........................    1,716,840          251,000               6,917,785         395,302

                                         RESTRICTED UNIT PLAN FOR
                                          NON-EMPLOYEE DIRECTORS
                                       -----------------------------
                                                   NUMBER OF SHARES
                                        DOLLAR     OF COMMON STOCK
                                        VALUE     UNDERLYING OPTIONS
                                       --------   ------------------
Richard R. Russell ................       --             --
  President, Chief Executive
  Officer and Director
Ralph M. Passino ..................       --             --
  Vice President and
  Chief Financial Officer
James N. Tanis ....................       --             --
  Vice President and General
  Manager -- Derivative Products
  and Services of General Chemical
Bodo B. Klink .....................       --             --
  Vice President, Business
  Development and Services of
  General Chemical
James A. Wilkinson ................       --             --
  Vice President, Manufacturing of
  General Chemical
Executive Group ...................       --             --
Non-Executive Director Group ......     350,000         20,000
Non-Executive Officer Employee
  Group(3) ........................       --             --

------------

(1) The values listed in this column are based on the Black-Scholes pricing model. The estimated values are based on a number of variables and include the following assumptions: interest rate of 6.42 percent, stock price volatility of 27 percent and annualized dividend yield of 1.0 percent. The estimated values are not intended as a forecast of the future appreciation in the price of the Company's stock. If the Company's stock does not increase in value above the exercise price of the stock options, then the grants described in the table will have no value. There is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model or any other model applied to the stock options.

(2) Represents units issued under the Restricted Unit Plan in replacement and satisfaction of rights previously earned under the Prior Equity Programs.

(3) Consisting of all persons (other than Executive Officers and Directors of the Company) to whom benefits were granted during fiscal 1996 under the indicated plans.

PENSION PLANS

     The General Chemical Corporation Salaried Employee's Pension Plan (the 'Pension Plan') is a defined benefit plan that generally benefits full-time, salaried employees. A participating employee's annual retirement benefit is determined by the employee's credited service under the Pension Plan and average annual earnings during the five years of the final ten years of service credited under the Pension Plan for which such employees' earnings were highest. Annual earnings include principally salary, overtime and short-term incentive compensation. The Pension Plan provides that a participating employee's right to receive benefits under the Pension Plan becomes fully vested after five years of service. Under the Pension Plan, benefits are adjusted by a portion of the social security benefits received by participants.

     In addition, the Named Executives participate in an unfunded nonqualifed excess benefit plan which pays benefits which would otherwise accrue in accordance with the provisions of the Pension Plan, but which are not payable under the Pension Plan by reason of certain benefit limitations imposed by the Code.

     The table below indicates the estimated maximum annual retirement benefit a hypothetical participant would be entitled to receive under the Pension Plan and the excess benefit plan (without regard to benefit limitations imposed by the Code) before any deduction for social security benefits if the retirement occurred December 31, 1996, at the age of 65, after the indicated number of years of credit service and if average annual earnings equaled the amounts indicated.

                                                                      YEARS OF CREDITED SERVICE(2)
                                                        --------------------------------------------------------
AVERAGE ANNUAL EARNINGS(1)                              15 YEARS    20 YEARS    25 YEARS    30 YEARS    35 YEARS
-----------------------------------------------------   --------    --------    --------    --------    --------
$ 200,000............................................   $ 60,000    $ 80,000    $100,000    $100,000    $105,000
   250,000...........................................     75,000     100,000     125,000     125,000     131,250
   300,000...........................................     90,000     120,000     150,000     150,000     157,500
   400,000...........................................    120,000     160,000     200,000     200,000     210,000
   500,000...........................................    150,000     200,000     250,000     250,000     262,500
   600,000...........................................    180,000     240,000     300,000     300,000     315,000
   700,000...........................................    210,000     280,000     350,000     350,000     367,500
   800,000...........................................    240,000     320,000     400,000     400,000     420,000
   900,000...........................................    270,000     360,000     450,000     450,000     472,500
 1,000,000...........................................    300,000     400,000     500,000     500,000     525,000

------------

(1) Compensation   qualifying  as   annual  earnings  under   the  Pension  Plan
    approximate the amounts set forth as Salary and Bonus in the Summary Compensation table for the individuals listed on such table.

(2) The number of years of credited service under the Pension Plan for Messrs. Russell, Passino, Tanis, Klink and Wilkinson, is approximately 20, 17, 9, 22 and 12, respectively.

                      REPORT OF THE COMPENSATION COMMITTEE

     The overall objectives of the Company's compensation programs are to attract, motivate and retain the most qualified and talented executives and to provide the incentive for these executives to achieve the Company's business objectives and to create an alignment of the interests of the stockholders and those of the executives. To achieve these objectives, the Company has developed compensation plans that tie a substantial portion of an executive's compensation to the Company's performance as well as to the price of the Company's stock.

     The principal components of the Company's executive compensation program consists of fixed compensation in the form of base salary, variable compensation in the form of annual incentive compensation and long-term compensation in the form of stock options and other equity-based compensation awards.

     Base Salaries. The initial base salaries for executive officers are determined by the Compensation Committee based on its evaluation of the responsibilities of the position held by the executive, their business experience, past performance and anticipated contributions to the Company's future success.

     Salary adjustments are based on a periodic evaluation of the performance of the Company and of each executive officer. The Compensation Committee will take into consideration in the case of each executive officer the scope of their responsibilities, time commitments, financial results, product quality improvements, regulatory compliance, new business development and any other applicable factors.

     Based on the foregoing, Mr. Russell's base salary was increased from $350,000 to $400,000 in 1996, the first increase since 1993.

     Annual Incentive Compensation. Pursuant to the terms of the Company's Performance Plan, annual and other periodic incentive compensation becomes payable to the extent that performance objectives specified by the Compensation Committee are achieved. The performance objectives may be based upon either Company-wide or operating unit performance in the following areas: earnings per share, revenues, operating cash flow, operating earnings, working capital to sales ratio and return on capital.

     In 1996, the Compensation Committee made annual incentive compensation awards to executive officers based on achievement of certain net income and earnings per share objectives. Mr. Russell was awarded annual incentive compensation for 1996 of $425,000.

     Long-Term Incentive Compensation. Long-term compensation awards to executive officers consist of stock options, restricted stock, unrestricted stock, performance share awards and stock appreciation rights. During 1996, the Company granted stock options at the IPO price to executive officers in connection with the Company's IPO.

     In connection with the IPO Mr. Russell was granted 400,000 stock options, which vest based upon future increases in the Company's stock price but no later than ten years from the date of issuance.

     Compliance with Section 162(m). The Compensation Committee believes that, unless circumstances warrant an exception, the Company should only pay compensation to its executive officers in excess of $1 million if such excess amount is performance-based compensation exempt from the limit on deductibility of such compensation under Section 162(m) of the Code. To this end, the Company designed and obtained approval from the Company's pre-IPO stockholders of the terms of the Stock Option and Incentive Plan and the Performance Plan so that any grants made to executive officers thereunder would be exempt from the limitations contained in Section 162(m) under the transition rules for compensation plans that are in existence prior to a company's IPO.

                                          The Compensation Committee
                                          of the Board of Directors

                                          PHILIP E. BEEKMAN, Chairman
                                          PAUL M. MEISTER
                                          SCOTT M. SPERLING

                             PERFORMANCE COMPARISON

     The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on May 15, 1996 (the date of the Company's IPO) in each of (i) The General Chemical Group Inc. Common Stock (ii) the Standard & Poor's 500 Index and (iii) the Standard & Poor's Chemical Composite Index.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
              AMONG THE GENERAL CHEMICAL GROUP INC. COMMON STOCK,
       THE STANDARD & POOR'S 500 INDEX AND THE STANDARD & POOR'S CHEMICAL
                                COMPOSITE INDEX



                             [PERFORMANCE GRAPH]



                                                                                  5/15/96      12/31/96
                                                                                  -------      --------
The General Chemical Group Inc.                                                    $100.0       $135.9
Standard & Poor's 500 Index                                                        $100.0       $112.9
Standard & Poor's Chemical Composite Index                                         $100.0       $108.3

                     Assumes $100 Invested On May 15, 1996
                          Assumes Dividend Reinvested

                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

     Messrs. Montrone and Meister are Managing Directors of Latona Associates Inc. (the 'Management Company') a management company controlled by Mr. Montrone. On January 1, 1995, the Company entered into an agreement with the Management Company to provide the Company with strategic guidance and advice related to financing, security offerings, recapitalizations and restructurings, tax, corporate secretarial, employee benefit services and other administrative services as well as to provide advice regarding the Company's automotive business. In 1996, Mr. Meister joined the Management Company with the objective of enhancing its ability to provide these strategic services and to develop and pursue acquisitions and business combinations designed to enhance the long-term growth prospects and value of the Company.

     Under its agreement with the Management Company, the Company agreed to pay (and did pay during 1996) the Management Company an annual fee of $5.6 million, payable quarterly in advance, adjusted annually after 1995 for increases in the U.S. Department of Labor, Bureau of Labor Statistics, Consumer Price Index. In addition, in connection with any acquisition or business combination with respect to which the Management Company advises the Company, the Company has agreed to pay the Management Company additional fees comparable to those received by investment banking firms for such services (subject to the approval of a majority of the independent directors of the Company). The agreement extends through December 31, 2004. The agreement may be terminated by either party if the other party ceases, or threatens to cease, to carry on its business, or commits a material breach of the agreement which is not remedied within 30 days of notice of such breach. The agreement may also be terminated by the Company if Mr. Montrone ceases to hold, directly or indirectly, shares of the Company's capital stock constituting at least 20 percent of the total of all shares of Common Stock and Class B Common Stock then issued and outstanding. The terms of the agreement between the Company and the Management Company were not the result of arm's length negotiations. The Company has adopted a policy that any amendment to, waiver of, extension of or other change in the terms of the agreement with the Management Company, as well as any transactions perceived to involve potential conflicts of interest, will require the approval of a majority of the independent directors of the Company.

     On April 22, 1994, subsidiaries of the Company loaned a stockholder of the Company and Mr. Montrone $12 million and $2 million, respectively. The loans, which bore interest at the fixed rate of 7.25 percent, were fully prepaid during 1996.

                                   PROPOSAL 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     Upon recommendation of the Audit Committee of the Board, the Board has appointed Deloitte & Touche LLP as the Company's independent auditors for the 1997 fiscal year and hereby requests that the stockholders ratify such appointment.

     THE   BOARD  OF  DIRECTORS  OF  THE  COMPANY  RECOMMENDS  A  VOTE  FOR  THE
RATIFICATION OF  THE  APPOINTMENT  OF  DELOITTE  &  TOUCHE  LLP  AS  INDEPENDENT
AUDITORS.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make such statements as they desire. They will also be available to respond to appropriate questions from stockholders.

                SUBMISSION OF PROPOSALS FOR 1998 ANNUAL MEETING

     In order to be considered for inclusion in the Company's proxy statement and form of proxy statement, stockholder proposals intended to be presented at the Company's 1998 annual meeting of stockholders must be received by the Company on or before December 8, 1997. The Company's By-Laws provide that any stockholder of record wishing to nominate candidates for election as directors or to have a stockholder proposal considered at the annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-Laws, to the Company at its principal executive office, not less than 75 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice shall be timely if delivered to, or mailed to and received by, the Company at its principal executive office not later than the close of business on the later of (A) the 75th day prior to the scheduled date of such annual meeting, or (B) the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Company. Any such proposal should be directed to the attention of the Secretary, The General Chemical Group Inc., Liberty Lane, Hampton, New Hampshire 03842.

                            EXPENSES OF SOLICITATION

     The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

                                 ANNUAL REPORT

     The Annual Report to Stockholders of the Company for the year 1996 and this proxy statement are being mailed together to all stockholders of the Company of record on April 1, 1997, the record date for voting at the Annual Meeting. The Annual Report, however, is not part of the proxy solicitation material.

                                          By Order of the Board of Directors,

April 2, 1997

     THE COMPANY'S 1996 ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE WITHOUT CHARGE BY WRITTEN REQUEST FROM THE OFFICE OF THE SECRETARY, LIBERTY LANE, HAMPTON, NH 03842.

                                 APPENDIX  1
                                 PROXY CARD

                        THE GENERAL CHEMICAL GROUP INC.
                          ANNUAL MEETING, MAY 13, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Messrs. Paul M. Montrone, Paul M. Meister and Richard R. Russell, each with the power of substitution, are hereby authorized to vote all shares of common stock of The General Chemical Group Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of The General Chemical Group Inc. to be held on Tuesday, May 13, 1997, and at any adjournments as specified on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

(Please mark this Proxy and sign and date it on the reverse side hereon and return it in the enclosed envelope.)


                            FOLD AND DETACH HERE

A vote FOR Prosposals 1 and 2 is recommended by the Board of Directors.                 Please mark  [X]
                                                                                      your votes as
                                                                                       indicated in
                                                                                        the example

1. Election of Directors with terms expiring at the Annual Meeting in 1998.      2. Ratify the appointment of Deloitte &
                                                                                    Touche as independent auditors of the
                                                                                    Company for the current fiscal year.

FOR each  WITHHOLD AUTHORITY    Nominees: Paul M. Montrone, Philip E. Beekman,               FOR  AGAINST  ABSTAIN
nominee   to vote for each      Gerald J. Lewis, Paul M. Meister, Richard R.                 [ ]    [ ]      [ ]
listed.   nominee listed.       Russell, Scott M. Sperling and Ira Stepanian
 [ ]           [ ]
                                (Instructions: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below)

                                --------------------------------------------------------------
3. In their discretion, on such other business            A MAJORITY (OR IF ONLY ONE, THEN THAT ONE) OF THE ABOVE
   as may properly come before the meeting.               PERSONS OR THEIR SUBSTITUTES WHO SHALL  BE  PRESENT AND
                                                          ACTING AT THE MEETING SHALL HAVE  THE  POWERS CONFERRED
                                                          HEREBY.

                                                          Dated: _____________________________________, 1997

                                                          __________________________________________________

                                                          __________________________________________________

                                                          Signature of Stockholder(s)--please sign name exactly as imprinted
                                                          (do not print). Please indicate any change of address.

                                                          NOTE: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign. If shares are held jointly, EACH holder should sign.

                                                          PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.

                                     FOLD AND DETACH HERE
